As filed with the Securities and Exchange Commission on June 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa	42-1091210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, Suite 200 West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

FCStone Group, Inc. 2006 Equity Incentive Plan

(Full title of the plans)

Paul G. Anderson

President and Chief Executive Officer

FCStone Group, Inc.

2829 Westown Parkway, Suite 200

West Des Moines, Iowa 50266

(Name and address of agent for service)

(515) 223-3756

(Telephone number, including area code, of agent for service)

Copies to:

Craig L. Evans

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, MO 64106

(816) 691-3186

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	750,000 shares	$11.20	$8,400,000	$898.80

(1)	To the extent additional shares of common stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the common stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of common stock in accordance with Rule 416 under the Securities Act of 1933.
(2)	Calculated pursuant to Rules 457(h)(1) based on the book value per share of Common Stock (including redeemable shares held by the ESOP) as of February 28, 2006, the last practicable date prior to the date of filing this Registration Statement. This value is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

Information Required in the Section 10(a) Prospectus

In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement with the Securities and Exchange Commission (the “SEC”).

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The SEC allows FCStone Group, Inc. (“FCStone”), to “incorporate by reference” the information that it files with the SEC, which means:

•	Incorporated documents are considered part of this registration statement;

•	FCStone can disclose important information by referring the reader to these documents, which may be documents that FCStone previously has filed with the SEC or that will be filed with the SEC in the future; and

•	Information that FCStone files with the SEC will automatically update and supersede this registration statement and any previously incorporated information.

FCStone incorporates by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act:

•	Annual Report on Form 10-K for the year ended August 31, 2005, filed with the SEC on November 29, 2005, as amended on Form 10-K/A filed with the SEC on May 26, 2006; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements of FCStone have been filed:

•	FCStone’s Current Report on Form 8-K dated October 21, 2005, filed with the SEC on October 21, 2005;

•	FCStone’s Current Report on Form 8-K dated December 12, 2005, filed with the SEC on December 14, 2005;

•	FCStone’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2005, filed with the SEC on January 13, 2006, as amended on Form 10-Q/A filed with the SEC on May 26, 2006;

•	FCStone’s Current Report on Form 8-K dated March 14, 2006, filed with the SEC on March 27, 2006;

•	FCStone’s Current Report on Form 8-K dated March 28, 2006, filed with the SEC on April 3, 2006;

•	FCStone’s Current Report on Form 8-K dated April 14, 2006, filed with the SEC on April 14, 2006;

•	FCStone’s Current Report on Form 8-K dated April 17, 2006, filed with the SEC on April 18, 2006;

•	FCStone’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2006, filed with the SEC on April 19, 2006; and

•	The description of the Common Stock of FCStone which is contained in FCStone’s Registration Statement on Form 8-A (File No. 000-51099), filed with the SEC on December 30, 2004, including any amendments or reports filed for the purpose of updating any such description.

FCStone also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Iowa Business Corporation Act, Section 852 for directors and Section 856(3) for officers, requires a corporation to indemnify directors and officers who have been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation in connection with the proceeding. In addition, a corporation may indemnify a director or officer who is a party to a proceeding because of such individual’s position as a director or officer if: (i)(A) the individual acted in good faith, (B) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, or in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceedings, the individual has had no reasonable cause to believe the individual’s conduct was unlawful; or (ii) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 202(2)(e) of the Iowa Business Corporation Act.

Section 202(2)(e) of the Iowa Business Corporation Act permits, and Article XIII of FCStone’s Amended and Restated Articles of Incorporation requires, FCStone to indemnify a director for any action taken, or failure to take any action as a director, except for liability for any of the following: (i) receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of Section 490.833 (relating to certain unlawful distributions to stockholders), or (iv) an intentional violation of criminal law.

Article XIV of FCStone’s Amended and Restated Bylaws requires FCStone to exercise all of its permissive powers as often as necessary and to the fullest extent possible to indemnify the directors and officers of the FCStone.

FCStone entered into indemnification agreements with FCStone’s directors and officers, which, among other things, (a) confirm the indemnity permitted under the Iowa Business Corporation Act, (b) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against any and all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of FCStone or otherwise and whether civil, criminal, administrative or investigative, to which the director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the director or officer is, was or at any time becomes a director, officer, employee, agent or fiduciary of FCStone or is or was serving at the request of FCStone as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by the director or officer in any such capacity, whether prior to or subsequent to the date of this agreement, (c) provide procedures for the determination indemnification entitlement, and (d) provides procedures for notification and defense of a claim.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed as a part of this registration statement:

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of FCStone (filed as Exhibit 3.1 to FCStone’s Current Report on Form 8-K (File No. 000-51099) filed on March 3, 2005)

4.2	Amended and Restated Bylaws of FCStone (filed as Exhibit 4.2 to FCStone’s Registration Statement on Form S-8 (File No. 333-125889) filed June 17, 2005)

4.3	FCStone Group, Inc. 2006 Equity Incentive Plan

5.1	Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C., with respect to the legality of the securities being registered hereby

10.1	Form of Nonqualified Stock Option Agreement—Employees

10.2	Form of Nonqualified Stock Option Agreement—Non-Employee Directors

23.1	Consent of KPMG LLP

23.2	Consent of Dickinson, Mackaman, Tyler & Hagen, P.C. (included as part of Exhibit 5.1)

24.1	Power of Attorney of Directors (included on the signature page to this registration statement)

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on June 9, 2006.

FCStone Group, Inc.

By:	/s/ Paul G. Anderson
Name:	Paul G. Anderson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul G. Anderson and Robert V. Johnson, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto or to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, his, or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul G. Anderson Paul G. Anderson	President and Chief Executive Officer (Principal Executive Officer)	June 9, 2006

/s/ Robert V. Johnson Robert V. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2006

/s/ Bruce Krehbiel Bruce Krehbiel	Chairman of the Board, Director	June 9, 2006

/s/ Jack Friedman Jack Friedman	Vice Chairman, Director	June 9, 2006

/s/ Eric Parthemore Eric Parthemore	Secretary, Director	June 9, 2006

/s/ Brent Bunte Brent Bunte	Director	June 9, 2006

/s/ Doug Derscheid Doug Derscheid	Director	June 9, 2006

/s/ Kenneth Hahn Kenneth Hahn	Director	June 9, 2006

/s/ David Andresen David Andresen	Director	June 9, 2006

/s/ David Reinders David Reinders	Director	June 9, 2006

/s/ Rolland Svoboda Rolland Svoboda	Director	June 9, 2006

/s/ Tom Leiting Tom Leiting	Director	June 9, 2006